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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                                Littelfuse, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

LITTELFUSE, INC.
800 East Northwest Highway
Des Plaines, Illinois 60016


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   MAY 2, 2003

         The annual meeting of the stockholders of Littelfuse, Inc. (the "Company") will be held at the offices of the Company located at 800 East Northwest Highway, Des Plaines, Illinois, on Friday, May 2, 2003, at 9:00 a.m., local time, for the following purposes as described in the attached Proxy
Statement:

     1. To elect seven Directors to serve a term of one year or until their successors are elected;

     2. To approve and ratify the appointment by the Board of Directors of the Company of Ernst & Young LLP as the Company's independent auditors for the fiscal year of the Company ending January 3, 2004;

and to transact such other business as may properly come before the annual meeting or any adjournment thereof.

         Stockholders of record of the Company at the close of business on March 14, 2003, will be entitled to vote at the meeting.

         PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.




                                Mary S. Muchoney
                                    Secretary
March 28, 2003

LITTELFUSE, INC.
800 East Northwest Highway
Des Plaines, Illinois 60016

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                  TO BE HELD ON

                                   MAY 2, 2003

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Company's annual meeting of stockholders to be held on May 2, 2003.

         Any stockholder giving a proxy will have the right to revoke it at any time prior to the time it is voted. A proxy may be revoked by written notice to the Company, execution of a subsequent proxy or attendance at the annual meeting and voting in person. Attendance at the annual meeting will not automatically revoke the proxy. All shares represented by effective proxies will be voted at the annual meeting or at any adjournment thereof.

         The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, officers and employees of the Company may solicit proxies by telephone or in person.

         This Proxy Statement and form of proxy are first being mailed to stockholders on or about March 28, 2003. The Company's 2002 annual report, including audited financial statements, is included in this mailing.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1 AND A VOTE FOR THE APPROVAL AND RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS AS DISCUSSED IN PROPOSAL 2.


                                     VOTING

         Stockholders of record on the books of the Company at the close of business on March 14, 2003, will be entitled to notice of and to vote at the meeting. A list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting at the Company's headquarters located at 800 East Northwest Highway, Des Plaines, Illinois 60016 and at LaSalle Bank N.A., 135 South LaSalle Street, Chicago, Illinois 60603. The Company had outstanding on March 14, 2003, 21,781,135 shares of its common stock, par value $.01 per share (the "Common Stock"). Each outstanding share of Common Stock entitles the holder to one vote on each matter submitted to a vote at the meeting.

         The shares represented by proxies will be voted as directed in the proxies. In the absence of specific direction, the shares represented by proxies will be voted FOR the election of all of the nominees as Directors of the Company and FOR the approval and ratification of the appointment of Ernst & Young LLP as independent auditors. In the event any nominee for Director is unable to serve, which is not now contemplated, the shares represented by proxies may be voted for a substitute nominee. If any matters are to be presented at the annual meeting other than the matters referred to in this Proxy Statement, the shares represented by proxies will be voted in the discretion of management.

         The Company's bylaws provide that a majority of all of the shares of Common Stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum. To determine whether a specific proposal has received sufficient votes to be passed, for shares deemed present, an abstention will have the same effect as a vote "against" the proposal, while a broker non-vote will not be included in vote totals and will have no effect on the outcome of the vote. The affirmative vote by the holders of a majority of the shares present (whether in person or by proxy) at the meeting will be required for the approval of the ratification of Ernst & Young LLP as independent auditors. With respect to the election of Directors, the seven nominees who receive the most votes at the meeting will be elected.

                   OWNERSHIP OF LITTELFUSE, INC. COMMON STOCK

         The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of March 14, 2003, by each Director, by each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, by each executive officer named in the Summary Compensation Table and by all of the Directors and executive officers of the Company as a group. Information concerning persons known to the Company to be beneficial owners of more than 5% of its Common Stock is based upon the most recently available reports furnished by such persons on Schedule 13G as filed with the Securities and Exchange Commission.


                                                          NUMBER OF SHARES OF
                                                             COMMON STOCK
                                                         BENEFICIALLY OWNED(1)

NAME AND ADDRESS OF BENEFICIAL OWNER                    SHARES          PERCENT
------------------------------------                    ------          -------

Ariel Capital Management, Inc......................    3,242,486         14.1%
307 North Michigan Avenue, Suite 500
Chicago, Illinois  60601

T. Rowe Price Associates, Inc.(2)..................    2,714,000         11.8%
100 E. Pratt Street
Baltimore, Maryland 21202

American Century Investment Management.............    2,478,700         10.8%
Twentieth Century Tower
4500 Main St.
Kansas City, MO 64111

                                                                        NUMBER OF SHARES OF
                                                                           COMMON STOCK
                                                                       BENEFICIALLY OWNED(1)
NAME AND ADDRESS OF BENEFICIAL OWNER                                   SHARES       PERCENT
------------------------------------                                   ------       -------
Howard B. Witt.....................................................    540,800          2.4%

John P. Driscoll...................................................     21,742            *

Anthony Grillo(3)..................................................     76,094            *

Bruce A. Karsh(4)..................................................    198,878            *

John E. Major......................................................     43,999            *

Gordon Hunter......................................................      1,829            *

Ronald L. Schubel..................................................      1,670            *

William S. Barron..................................................    122,100            *

Kenneth R. Audino..................................................     87,300            *

Philip G. Franklin.................................................     56,400            *

All current directors and executive officers as a group (11
     persons)......................................................  1,173,012          5.1%


* Indicates ownership of less than 1% of Common Stock.

     -------------

(1) The number of shares listed includes an aggregate of 706,500 shares of Common Stock, which may be acquired through the exercise of stock options within 60 days of March 14, 2003.

(2) These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. (Price Associates) serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3) Includes 7,300 shares of Common Stock held in an IRA and in trust for Mr. Grillo's children.

(4) Includes 14,000 shares of Common Stock held in an IRA and in trust for Mr. Karsh's children.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, requires the Company's executive officers, Directors and holders of more than 10% of the Common Stock to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company believes that during the fiscal year ended December 28, 2002, its executive officers and Directors complied with all Section 16(a) filing requirements. In making these statements, the Company has relied upon the written representations of its executive officers and Directors.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         Seven Directors are to be elected at the annual meeting to serve terms of one year or until their respective successors have been elected. The nominees for Director, all of whom are now serving as Directors of the Company, are listed below together with certain biographical information as of March 14, 2003. Except as otherwise indicated, each nominee for Director has been engaged in his present principal occupation for at least the past five years.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF ALL OF THE NOMINEES LISTED BELOW AS DIRECTORS.

         Howard B. Witt, age 62, has been a Director of the Company since November 1991 and President and Chief Executive Officer since 1990. In May 1993, Mr. Witt was elected as the Chairman of the Board of the Company. Prior to his appointment as President and Chief Executive Officer, Mr. Witt served in several other key management positions since joining the Company as Operations Manager in 1979. Mr. Witt serves as a Director of Franklin Electric Co., Inc., a reporting company under the exchange act, and is a member of the Electronic Industries Alliance Board of Governors. He also serves as a director of the Artisan Mutual Fund, a reporting company under the exchange act.

         John P. Driscoll, age 67, has been a Director of the Company since February 1998. Mr. Driscoll is President of Jack Driscoll Enterprises, Inc., a management consulting firm. In June of 1998 Mr. Driscoll retired as Executive Vice President of Murata Electronics North America, Inc. where he was responsible for corporate policy and strategy and oversaw government and industry relations. Mr. Driscoll joined Murata Electronics in 1979 as Vice President of Marketing and Sales, was appointed Senior Vice President Marketing and Sales in 1985 and assumed the position of Executive Vice President in 1995. Mr. Driscoll is a former Vice President of the Components Group of the Electronic Industry Alliance, and a fourteen-year member of its Board of Governors.

         Anthony Grillo, age 47, has been a Director of the Company since December 1991. Mr. Grillo is a Senior Managing Director of Evercore Partners, Inc. where he has founded the restructuring practice for the firm. For two years prior, Mr. Grillo was a Senior Managing Director of Joseph Littlejohn & Levy, Inc., a private equity firm. For eight years previous, Mr. Grillo was a Senior Managing Director of the Blackstone Group L.P., an investment banking firm. During those years, he was the co-founder of Blackstone's Restructuring and Reorganization Group, Chief Operating Officer of the firm's M&A practice and a member of its Investment Committee. Mr. Grillo serves on the Board of Directors of Iasis Healthcare International, Inc., a reporting company under the exchange act, and several privately held companies and non-profit organizations.

         Gordon Hunter, Age 51, has been a Director of the Company since June 2002. Mr. Hunter is Vice President, Intel Communications Group, and General Manager, Optical Products Group. Mr. Hunter is responsible for managing Intel's access and optical communications business segments within the Intel Communications Group. Prior to joining Intel in February 2002, he served as President of Elo TouchSystems. He also served in a variety of positions during a 20-year career at Raychem Corporation, including Vice President of commercial electronics and a variety of sales, marketing, engineering and management positions.

         Bruce A. Karsh, age 47, has been a Director of the Company since December 1991. Mr. Karsh is President and co-founder of Oaktree Capital Management, LLC, an investment advisory firm with over $25 billion of assets under management. Prior to that, Mr. Karsh established the TCW Special Credits group of funds at The TCW Group, Inc. and had primary portfolio management responsibility for their operation. Mr. Karsh currently serves as a Director of Furniture Brands International, a reporting company under the exchange act.

         John E. Major, age 57, has been a Director of the Company since December 1991. Mr. Major is President of the MTSG, a strategic consulting and investments company. Previously, he was Chairman and CEO of Novatel Wireless Inc., which provides wireless data access solutions for PDAs and notebook PCs. Previously he was Chief Executive Officer of Wireless Knowledge, a QUALCOMM and Microsoft joint venture. Before joining Wireless Knowledge in 1998, Mr. Major served as Corporate Executive Vice President of QUALCOMM, Inc. and President of its Wireless Infrastructure Division. Prior to joining QUALCOMM, Mr. Major served as Senior Vice President and Staff Chief Technical Officer at Motorola, Inc. He currently serves on the Board of Governors' Executive Committee for the EIA (Electronic Industries Association) and the TIA (Telecommunications Industry Association). He also serves on the Board of Directors of Verilink Corporation, Novatel Wireless, Broadcom Corporation and Lennox International Inc., all reporting companies under the exchange act.

         Ronald L. Schubel, age 59, has been a Director of the Company since June 2002. Mr. Schubel is Corporate Executive Vice President and President of the Americas Region for Molex Incorporated, a global manufacturer of interconnect systems. He began his career with Molex in 1981, spending four years in Singapore as President of the Far East South Region. Prior to joining Molex, Mr. Schubel worked for General Motors for 15 years. His last position with General Motors was Director of Operations for the Packard Electronics Division.

ADDITIONAL INFORMATION CONCERNING BOARD OF DIRECTORS

         COMPENSATION OF DIRECTORS. Directors who are not employees of the Company are paid an annual Director's fee of $30,000, $1,500 for each of the four regularly scheduled Board meetings attended and $500 for attendance at any special teleconference Board or Committee meetings, plus reimbursement of reasonable expenses relating to attendance at meetings. Chairman of the committees of the Board of Directors are paid an annual fee of $3,000. No fees are paid to Directors who are also full-time employees of the Company.

         Under the Littelfuse Deferred Compensation Plan for Non-employee Directors, a non-employee Director, at his election, may defer receipt of his Director's fees. Such deferred fees are used to purchase shares of Common Stock, and such shares and any distributions thereon are deposited with a third party trustee for the benefit of the Director until the Director ceases to be a Director of the Company. All non-employee Directors have elected to be compensated in Common Stock under the deferred compensation plan.

         The 1993 Stock Plan for Employees and Directors of Littelfuse, Inc. (the "1993 Stock Plan") provides for a grant at each annual meeting of the Board of Directors to each non-employee Director of non-qualified stock options to purchase 5,000 shares of Common Stock at the fair market value on the date of grant. Accordingly, on April 26, 2002, Messrs. Driscoll, Grillo, Karsh and Major were each granted an option to purchase 5,000 shares of Common Stock. Messrs. Hunter and Schubel first became Directors of the Company after this date. Accordingly, when they became Directors in June 2002, each was granted an option to purchase 5,000 shares of Common Stock under the Stock Plan for New Directors of Littelfuse, Inc. (the "New Director Plan") at the then fair market value.

         The New Director Plan provides for the grant to new Directors who are not officers or employees of the Company or its affiliates of non-qualified options to purchase Common Stock. It was established in 2002 to provide for stock option grants to Directors who are not elected at the annual meeting of the Company stockholders and, therefore, not eligible for the annual stock option grants under the 1993 Stock Plan until the next annual meeting of the Board of Directors. A maximum of 25,000 shares of Common Stock may be issued under the New Director Plan. The Compensation Committee, which consists of two or more non-employee Directors, administers the New Director Plan. The Compensation Committee has discretion to interpret the New Director Plan and to determine the Directors to whom options are granted, the date of grant of each option, the number of shares subject thereto and the nature of restrictions, if any, on such shares. The Compensation Committee determines the periods during which each option will be exercisable, provided that no option may be exercisable more than ten years after grant (or after certain earlier dates following termination of service). The per share exercise price of each option is also set by the Compensation Committee, but may not be less than the fair market value of a share of Common Stock on the date of grant.

         AUDIT COMMITTEE. The Audit Committee consists of three non-employee, independent Directors. It is the responsibility of the Audit Committee to, among other things, (i) recommend each year to the Board of Directors independent auditors to audit the financial statements of the Company and its consolidated subsidiaries, (ii) review the scope of the audit plan, (iii) discuss with the auditors the results of the Company's annual audit and any related matters, (iv) pre-approve all audit services; (v) pre-approve all permissible non-audit services to be performed by the Company's auditors; and (vi) review transactions posing a potential conflict of interest among the Company and its Directors, officers and affiliates. The Audit Committee met six times in 2002. Members of the Audit Committee are John E. Major, Ronald L. Schubel and Anthony Grillo, the Chairman of the Committee.

         COMPENSATION COMMITTEE. The Compensation Committee consists of three non-employee Directors. It is the responsibility of the Compensation Committee to make recommendations to the Board of Directors with respect to compensation and benefit programs, including the stock-based plans, for Directors, officers and employees of the Company and its subsidiaries. The Compensation Committee met five times in 2002. Members of the Compensation Committee are Gordon Hunter, Bruce A. Karsh and John P. Driscoll, the Chairman of the Committee.

         TECHNOLOGY COMMITTEE. The Technology Committee consists of three non-employee Directors. It is the responsibility of the Technology Committee to review the research and development activities of the Company and ensure the Company maximizes the use of technology throughout the organization. The Technology Committee met two times in 2002. Members of the Technology Committee are John E. Major, Ronald L. Schubel and Gordon Hunter, the Chairman of the Committee.

         ATTENDANCE AT MEETINGS. The Board of Directors held five meetings during 2002. All of the Directors attended at least 75% of the meetings of the Board of Directors and the committees on which they served.

                                 PROPOSAL NO. 2

                          APPROVAL AND RATIFICATION OF
                       APPOINTMENT OF INDEPENDENT AUDITORS

         Subject to approval of the stockholders, the Board of Directors has appointed Ernst & Young LLP, certified public accountants, as independent auditors to examine the annual consolidated financial statements of the Company and its subsidiary companies for the fiscal year ending January 3, 2004. The stockholders will be asked at the meeting to approve and ratify such appointment.

AUDIT AND NON-AUDIT FEES

The following table presents the approximate fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company's financial statements for the fiscal year ended December 28, 2002, as well as the approximate fees billed for other services rendered by Ernst & Young LLP:


                --------------------------------------------
                                                     2002
                --------------------------------------------
                Audit fees (1)                     $460,000
                --------------------------------------------
                Audit-related fees (2)             $ 40,000
                --------------------------------------------
                Tax advisory services (3)          $442,000
                --------------------------------------------
                Other (4)                                 -
                --------------------------------------------

          (1)  Includes fees related to statutory audits of foreign subsidiaries
          (2) Includes fees related to audits of employee benefit plans and consultations on accounting matters related to the financial statements
          (3) Includes fees related to tax compliance, tax advice and tax planning
          (4) The Company did not retain Ernst & Young LLP to provide financial information design related services in 2002

A representative of Ernst & Young LLP will be present at the meeting to make a statement, if such representative so desires, and to respond to stockholders' questions.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE FOLLOWING RESOLUTION WHICH WILL BE PRESENTED AT THE MEETING:

         RESOLVED: That the appointment by the Board of Directors of the Company of Ernst & Young LLP as the Company's independent auditors for the fiscal year of the Company ending January 3, 2004, be approved and ratified.

                       COMPENSATION OF EXECUTIVE OFFICERS

         The following table discloses compensation received by the Chief Executive Officer and each of the other three most highly compensated executive officers (the "named executive officers") for the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION        LONG TERM COMPENSATION AWARDS
                                               -------------------------   ------------------------------
                                     YEAR      SALARY($)     BONUS($)(1)    RESTRICTED      SECURITIES        ALL OTHER
                                     ----      ---------     -----------       STOCK        UNDERLYING    COMPENSATION($)(3)
                                                                           AWARDS ($)(2)  OPTIONS/SARS(#) ------------------
NAME AND PRINCIPAL POSITION                                                -------------  ---------------
---------------------------
Howard B. Witt ....................  2002        500,000        309,301              0         65,000        116,974
Chairman of the Board,               2001        475,000              0              0         65,000        164,459
President and                        2000        475,000        356,468        193,830         65,000        186,028
Chief Executive Officer

Philip G. Franklin ................  2002        235,000        120,956              0         22,000          1,546
Vice President, Treasurer and        2001        225,000              0              0         22,000          1,546
Chief Financial Officer              2000        225,000        125,632         83,070         22,000          1,008

William S. Barron .................  2002        235,000         54,108              0         22,000         13,327
Vice President(4)                    2001        225,000              0              0         22,000         13,860
                                     2000        192,500        147,028         83,070         22,000         14,801

Kenneth R. Audino .................  2002        167,000         71,311              0         15,000          2,325
Vice President                       2001        160,000              0              0         15,000          2,270
                                     2000        160,000         88,193         83,070         15,000          2,187



(1) The amounts disclosed in this column are awards under the Company's Annual Incentive Compensation Program.

(2) In 2000, the Compensation Committee granted restricted shares awards under the 1993 Stock Plan to Mr. Witt for 7,000 shares of Common Stock and to each of Messrs. Audino, Barron and Franklin for 3,000 shares of Common Stock. The restricted shares subject to such awards had values listed in the table based upon a $27.69 share average of the high and low "sales" price of Common Stock as reported on The Nasdaq Stock Market on December 29, 2000. These restricted shares awards were subject to the Company attaining certain financial performance goals relating to return on net tangible assets and earnings before interest, taxes, depreciation and amortization during the three-year period ending December 28, 2002. Since these financial performance goals were not attained by the Company, however, these restricted shares awards have terminated and no restricted shares will be issued and no cash payments will be made pursuant to these awards.

(3) The amounts disclosed in this column represent the compensation value to the named executive officers of life insurance premiums paid by the Company for life insurance policies on the lives of Messrs. Witt, Franklin, Barron and Audino. The amounts also include the amount representing total imputed interest from interest-free loans obtained by the individuals from the Company pursuant to the Littelfuse Executive Loan Program in fiscal 2000, 2001and 2002. Total imputed interest for each of Messrs. Witt and Barron was $176,091 and $11,734, respectively, in fiscal 2000; $152,874 and
     $10,583, respectively, in fiscal 2001; and $103,737 and $8,179, respectively, for 2002. The amount also includes the compensation value, of a Company provided vehicle ($5,792) for Mr. Witt.

(4)  Mr. Barron resigned from the Company, effective January 3, 2003.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

The following table provides information on option grants in fiscal 2002 to the named executive officers.

                                                                                             POTENTIAL REALIZABLE
                                                                                               VALUE AT ASSUMED
                                                                                             ANNUAL RATES OF STOCK
                                                                                            PRICE APPRECIATION FOR
                                        INDIVIDUAL GRANTS                                       OPTION TERM(1)
                       ---------------------------------------------------------------    -----------------------------
                                            PERCENTAGE
                          NUMBER OF          OF TOTAL
                         SECURITIES        OPTIONS/SARS
                         UNDERLYING         GRANTED TO        EXERCISE
                        OPTIONS/SARS       EMPLOYEES IN        PRICE       EXPIRATION
           NAME          GRANTED(#)       FISCAL YEAR(2)     ($/SHARE)      DATE(3)         5%($)           10%($)
-----------------------------------------------------------------------------------------------------------------------
Howard B. Witt              65,000            19.5%              25.20     4/26/2017      1,458,052        4,068,321

Philip G. Franklin          22,000             6.6%              25.20     4/26/2017        493,495        1,376,971

William S. Barron           22,000             6.6%              25.20     4/26/2017         27,720           55,440

Kenneth R. Audino           15,000             4.5%              25.20     4/26/2017        336,474          935,844


--------------

(1) Potential realizable value is based on an assumption that the price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These numbers are calculated based on the requirements of the Commission and do not reflect the Company's estimate of future stock price performance.

(2) The Company granted options representing 333,250 shares to employees in fiscal 2002.

(3) The options become exercisable in 20% increments on April 26, 2003-2007. The options expire 10 years after the date they become exercisable. The expiration date shown is the expiration date of the options that will become exercisable on April 26, 2007.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

The following table provides information on option exercises in fiscal 2002 by the named executive officers and the value of such officers' unexercised options at December 28, 2002.

                                                        NUMBER OF SECURITIES
                            SHARES                     UNDERLYING UNEXERCISED            VALUE OF UNEXERCISED
                         ACQUIRED ON    VALUE              OPTIONS/SARS AT           IN-THE-MONEY OPTIONS/SARS AT
                           EXERCISE    REALIZED         DECEMBER 28, 2002(1)             DECEMBER 28, 2002($)(2)
                             (#)        ($)(3)     ------------------------------     -------------------------------
NAME                     ----------------------    EXERCISABLE      UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE

Howard B. Witt.........     30,000      450,747      311,000           192,000           353,661                   0
Philip G. Franklin.....          0            0       31,200            64,800            73,380              48,920
William S. Barron......          0            0       91,200            64,800           134,447                   0
Kenneth R. Audino......          0            0       57,000            44,000            42,289                   0



(1) Future exercisability is subject to vesting and the optionee remaining employed by the Company.

(2) Value is calculated by subtracting the exercise price from the assumed fair market value of the securities underlying the option at fiscal year-end and multiplying the result by the number of in-the-money options held. There is no guarantee that if and when these options are exercised they will have this value. Fair market value was calculated based on the average high and low "sales" price of shares of the Common Stock as reported on The Nasdaq Stock Market on December 27, 2002 ($17.26).

(3) Market value of underlying securities at exercise date (closing price as reported on The Nasdaq Stock Market on exercise date), minus the exercise price of in-the-money options.



EMPLOYMENT AGREEMENTS AND CHANGE OF CONTROL EMPLOYMENT AGREEMENTS ENTERED INTO WITH EXECUTIVE OFFICERS

         The Company entered into an employment agreement dated November 2, 2001, with Howard B. Witt, the Chairman, President and Chief Executive Officer of the Company. His employment agreement has a term ending on December 31, 2003, and provides that Mr. Witt will receive an annual salary of no less than $475,000, plus bonuses to be determined from time to time by the Board of Directors of the Company. To the extent he is otherwise eligible during the term of his Employment Agreement, Mr. Witt will participate in and receive the benefits of any and all stock options, pension, retirement, vacation, profit sharing, health, disability insurance and other benefit plans, programs and policies maintained by the Company.

         Mr. Witt's employment agreement provides that during its term, but subject to election and removal by the Board of Directors of the Company, Mr. Witt will serve as Chairman, President and Chief Executive Officer of the Company.

         In the event that the Company were to terminate Mr. Witt's employment without Cause (as defined in his employment agreement), or Mr. Witt were to terminate his employment for Good Reason (as defined in his employment agreement), he would continue to be paid the compensation he would otherwise have earned for the remaining balance of the term of his employment agreement plus monthly payments of $20,833.33 for twenty-four months commencing January 1, 2004, in lieu of the compensation which would have been paid to Mr. Witt by the Company under his consulting agreement described below.

         Mr. Witt has agreed that he will not compete with the Company for a period of two years after any termination of his employment during the term of his employment agreement, unless the Company shall terminate his employment without Cause or Mr. Witt terminates his employment for Good Reason.

         In the event Mr. Witt continues as an employee of the Company for the entire term of his employment agreement, the Company and he have agreed to enter into a two-year consulting agreement which will pay Mr. Witt $250,000 per year and which will require him to provide certain consulting services to the Company. If so requested by the Board of Directors of the Company and elected by the stockholders of the Company, Mr. Witt has agreed to serve as a Director of the Company during the two-year term of his consulting agreement.

         The Company entered into change of control employment agreements dated November 2, 2001, with Mr. Witt and dated September 1, 2001, with Kenneth R. Audino, Philip G. Franklin and Mary S. Muchoney. These change of control employment agreements are designed to provide these individuals with certain employment and compensation protection in the event that there was a Change of Control (as defined in these agreements) with respect to the Company at any time prior to January 1, 2004, with respect to Mr. Witt, and prior to September 1, 2006, with respect to the others. If such a Change of

Control were to occur and any of these individual's employment with the Company was terminated at any time during the two-year period thereafter, other than for Cause (as defined in these agreements), or if during these time periods any of these individuals were to terminate his or her employment for Good Reason (as defined in these agreements), then the Company would be obligated to make the payments described below for the benefit of these individuals.

         Under Mr. Witt's change of control employment agreement, and in order to compensate Mr. Witt for the compensation he would have received under his consulting agreement, Mr. Witt's annual base salary would be increased by $250,000 and the Company would pay him his compensation which had accrued prior to the date of termination, including an annualized bonus, plus an amount equal to the product of two times the sum of Mr. Witt's annual base salary plus bonus. Additionally, the Company would contribute on behalf of Mr. Witt to the Company's Supplemental Executive Retirement Plan (the "SERP") an amount equal to the amount which would have been credited to Mr. Witt's account under the SERP if Mr. Witt had continued in the employment of the Company for an additional two years after the date of termination and Mr. Witt's SERP account balance would no longer be subject to forfeiture in the event he were to be employed by a competitor of the Company.

         In the event any payments received by Mr. Witt upon a Change of Control would require him to pay the 20% excise tax imposed by Section 4999 of the Internal Revenue Code, the Company would make an additional payment to Mr. Witt in an amount such that, after payment by Mr. Witt of such excise tax, Mr. Witt would retain the same amount of the payments made by the Company to him which he would have retained if he had not paid the excise tax.

         With respect to the other individuals, under their change of control employment agreements they will be paid their accrued compensation and annualized bonus, and will receive an amount equal to two times the sum of their annual salary plus bonus, two additional years of crediting under the SERP and two years of continuing medical insurance benefits. They will also receive the excise tax "gross-up" payment described above. Additionally, if any individual were to terminate his employment with the Company for Good Reason (as defined in these agreements) or be terminated by the Company other than for Cause (as defined in these agreements) during the two-year period following a Change of Control the individual's account balance under the SERP would not be subject to forfeiture in the event he were to work for a competitor of the Company.

         Unless the Company were to terminate Mr. Witt's employment for Cause or Mr. Witt were to terminate his employment with the Company without Good Reason, upon any termination of Mr. Witt's employment with Littelfuse (either during the term of his employment agreement or his change of control employment agreement) he will receive the following benefits: (1) the maturity date of any outstanding loans made by the Company to Mr. Witt under the Littelfuse Executive Loan Program would be extended until the first anniversary of any such termination;
(2) all of Mr. Witt's outstanding stock options would vest and he would have three years after any such termination to exercise these stock options; and (3) Mr. Witt and his spouse would continue to receive for ten years after any such termination life insurance and medical insurance benefits comparable to those which were being provided to Mr. Witt and his spouse immediately prior to such termination.

 REPORT OF THE AUDIT COMMITTEE

         The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgements, and the clarity of disclosures in the financial statements.

         The Audit Committee also reviewed and discussed the audited financial statements with the independent auditors and discussed the matters requiring discussion pursuant to SAS 61, including the accounting methods used in the audit. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures and letter required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and considered the compatibility of non-audit services with auditor's independence.

         The Audit Committee discussed with the independent auditors the overall scope and plans for their audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held six meetings during fiscal 2002.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 28, 2002 for filing with the SEC. The Committee and the Board have also recommended, subject to stockholder approval, the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ended January 3, 2004.


                                         Audit Committee

                                         Anthony Grillo (Chairman)
                                         John E. Major
                                         Ronald L. Schubel

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Compensation Committee administers the Company's executive cash and benefits compensation program.

         The goals of the Company's integrated executive compensation program are to:

         1. Pay competitively to attract, retain and motivate a high-quality senior management team;

         2. Link annual salary increases to the attainment by each executive officer of individual performance objectives;

         3. Tie individual incentive cash compensation to Company and individual performance goals; and

         4. Align executive officers' financial interests with stockholder value.

         As one of the factors in its consideration of compensation matters, the Compensation Committee also considers the anticipated tax treatment to the Company and to the executive officers of various payments and benefits. However, since some types of compensation payments and their deductibility depend upon the timing of an executive officer's exercise of stock options (e.g., the spread on exercise of non-qualified options), and because interpretations and changes in the tax laws and other factors beyond the control of the Compensation Committee may also affect the deductibility of compensation, the Compensation Committee will not necessarily limit executive compensation to that which is deductible under applicable provisions of the Internal Revenue Code. The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with the Company's other compensation goals.

SALARIES

         The Compensation Committee's determination of each executive officer's base salary is designed to accomplish two goals. The first goal is to pay executive officers competitively to attract, retain and motivate a high-quality senior management team. The second goal is to link annual salary increases to the attainment by each executive officer of individual performance objectives. The base salary of each executive officer is targeted to be within a range of 80% to 120% of the average base salary received by executive officers in similar positions with manufacturing companies having comparable annual sales.

         In determining the base salary to be paid to each executive officer other than the Chief Executive Officer (the "Other Executive Officers"), the Compensation Committee reviews recommendations prepared by the Chief Executive Officer. These recommendations are based, in part, on executive compensation surveys. These recommendations are also based on the executive officer's attainment of individual performance objectives. After consultation with the Chief Executive Officer, the Compensation Committee reviews the recommendations and the supporting executive compensation review. The Compensation Committee then determines the annual base salary of each of the Other Executive Officers. The determination of the Chief Executive Officer's annual base salary is specifically discussed below.

ANNUAL INCENTIVE COMPENSATION PROGRAM

         The Annual Incentive Compensation Program is designed to accomplish the goal of tying incentive cash compensation to Company and individual performance goals. The Compensation Committee annually approves the Annual Incentive Compensation Program and, after consultation with the Chief Executive Officer, delegates the administration of the program as it relates to the Other Executive Officers to the Chief Executive Officer. The Compensation Committee administers the program as it relates to the Chief Executive Officer.

         The Chief Executive Officer establishes a minimum, target and a maximum amount that may be awarded to each of the Other Executive Officers as an annual incentive compensation award. The target and maximum amounts established for each of the Other Executive Officers are percentages of such executive officer's base salary. These amounts are established by the Chief Executive Officer with input from compensation survey data. In determining each of the Other Executive Officers' total award, Company performance is determined based on the achievement by the Company of specified financial objectives, which may include sales, earnings before interest and taxes and cash flow, while individual performance is determined based on each of the Other Executive Officers' achievement of specified performance objectives. At the end of each fiscal year, the amount of the total award paid to each of the Other Executive Officers is determined based on Company and individual performance using the mathematical formula previously established by the Chief Executive Officer and the Chief Financial Officer under the program. The determination of whether each of the Other Executive Officers achieved his or her specified performance objectives is made by the Chief Executive Officer after consulting with the Compensation Committee. The Compensation Committee, in administering the Annual Incentive Compensation Program as it relates to the Chief Executive Officer, makes all of the determinations described above with respect to the Chief Executive Officer.

STOCK OPTIONS

         The stock-based compensation programs of the Company are administered by the Compensation Committee. The granting of stock options by the Compensation Committee is designed to accomplish the goal of aligning the financial interests of executive officers with stockholder value. The number of stock options granted to executive officers is determined by the executive officer's position and responsibilities. Grants of stock options are intended to recognize different levels of contribution to the achievement by the Company of its performance goals as well as different levels of responsibility and experience as indicated by each executive officer's position. Generally, all stock options granted to executive officers have been granted with an exercise price equal to the fair market value of the Common Stock on the date of grant. In 1999, stock options with an exercise price below fair market value were granted to Mr. Franklin upon commencement of his employment with the Company.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         The Compensation Committee increased Mr. Witt's 2002 base salary from his 2001 base salary due to his performance as Chief Executive Officer and the relationship of his compensation to the compensation of chief executive officers of peer group companies. This increase was based, in part, on Mr. Witt's attainment of individual performance objectives.

         Mr. Witt's total award under the Annual Incentive Compensation Program is determined based on Company and individual performance using the mathematical formula established under the program by the Compensation Committee prior to the beginning of each fiscal year.

         The Compensation Committee in 2002 granted Mr. Witt options to purchase 65,000 shares of Common Stock. The number of stock options granted to Mr. Witt reflects the Compensation Committee's recognition of the performance of his duties as the Chief Executive Officer.

                                   COMPENSATION COMMITTEE

                                   John P. Driscoll (Chairman)
                                   Gordon Hunter
                                   Bruce A. Karsh

         Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate by reference filings, including this Proxy Statement, in whole or in part, the preceding Report of the Compensation Committee on Executive Compensation and the Performance Graph included in "Company Performance" shall not be incorporated by reference into any such filings.

COMPANY PERFORMANCE

         The following graph compares the five-year cumulative total return on the Common Stock to the five-year cumulative total returns on the Nasdaq Non-Financial Index, and the Russell 2000 Index. The Company does not include a comparator group because companies that it competes with are typically either privately-held or comprise divisions of much larger public entities. As a result, the Company has determined that a group of companies with similar market capitalization is an appropriate comparator group and has selected the Russell 2000 Index for such purpose.


         ---------------------------------------------------------------------
                                1997    1998   1999      2000    2001    2002
         ---------------------------------------------------------------------

         ---------------------------------------------------------------------
         Littelfuse, Inc.       $100    $  75  $  95    $  112   $103   $  68
         ---------------------------------------------------------------------

         ---------------------------------------------------------------------
         NASDAQ Non-Financial   $100    $ 147  $ 288    $  168   $128   $  84
         ---------------------------------------------------------------------

         ---------------------------------------------------------------------
         Russell 2000           $100    $  97  $ 115    $  111   $114   $  88
         ---------------------------------------------------------------------



         In the case of the Nasdaq Non-Financial Index and the Russell 2000 Index, a $100 investment made on December 31, 1996, and reinvestment of all dividends are assumed. In the case of the Company, a $100 investment made on December 31, 1997 is assumed (the Company paid no dividends in 1998, 1999, 2000, 2001 or 2002). Returns are at December 31 of each year, with the exception of 2000, 2001 and 2002 for the Company, which are at December 30, 2000, December 29, 2001 and December 28, 2002, respectively.

          PENSION PLAN TABLE

         The Company has two non-contributory retirement plans in which the named executive officers participate. One of these plans is a defined benefit, qualified under the applicable provisions of the Internal Revenue Code (the "Qualified Plan"), and the other is a defined contribution, non-qualified Supplemental Executive Retirement Plan ("SERP"). The total annual combined pension benefits payable under the Qualified Plan and SERP to the named executive officers are determined on the basis of a final five-year average annual compensation formula.

         The compensation covered by the retirement plans for each of the named executive officers is the sum of the amounts reported in the salary and bonus columns of the Summary Compensation Table. The table shows the total combined annual pension benefits payable under the current provisions of both retirement plans assuming retirement of an employee who has continued employment to age 62.


                                               YEARS OF SERVICE
FINAL AVERAGE         ------------------------------------------------------------------
 COMPENSATION            10         15          20          25          30         35

$  125,000.........   $ 59,464   $ 73,006    $ 73,006    $ 73,006    $ 73,006   $ 73,006
   150,000.........     73,006     89,256      89,256      89,256      89,256     89,256
   175,000.........     86,547    105,506     105,506     105,506     105,506    105,506
   200,000.........    100,089    121,756     122,756     122,756     122,756    122,756
   225,000.........    113,631    138,006     138,006     138,006     138,006    138,006
   250,000.........    127,172    154,256     154,256     154,256     154,256    154,256
   300,000.........    154,255    186,756     187,756     187,756     187,756    187,756
   400,000.........    208,422    251,756     251,756     251,756     251,756    251,756
   500,000.........    262,588    316,756     316,756     316,756     316,756    316,756

-------------------

(1) Payable in the normal form of payment which is a single life annuity for a single person (if a person is married, the form of payment is joint and 50% to surviving spouse). For 2002, the maximum annual social security payment at age 62 for a single person is $16,488. The formula under the SERP is offset for one-half of the $16,488.

(2) Maximum normal retirement benefit is earned after 12 years of service. Under an alternative form, payments from the SERP can be guaranteed over 10 years.

         The years of service (to the nearest year) as of December 28, 2002, for the named executive officers are as follows: Messrs. Witt, 24 years; Franklin, 4 years; Barron, 12 years and Audino, 38 years.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In 1995, the Board of Directors of the Company adopted the Littelfuse Executive Loan Program to provide interest-free loans to management for the purpose of enabling them to exercise their Company stock options and pay the resulting income taxes. Pursuant to this Program, Mr. Witt has obtained interest-free loans from the Company in the aggregate amount of $3,521,427. Imputed interest on such loans for fiscal 2002 was $103,737. Funds obtained from such loans were used by Mr. Witt to exercise Company stock options and to pay income taxes arising from such exercise. In addition to Mr. Witt's loans described above, Mr. Barron obtained interest-free loans from the Company pursuant to the Littelfuse Executive Loan Program totaling $294,219. Imputed interest on such loan for fiscal 2002 was $8,179. There were no loans taken by Mr. Barron in 2002. As of July 30, 2002, the Company does not provide loans to executives of the Company under this or any other program.

STOCKHOLDER PROPOSALS

         Any stockholder proposal intended to be presented at the 2004 annual meeting of the Company's stockholders must be received at the principal executive offices of the Company by November 28, 2003, in order to be considered for inclusion in the Company's proxy materials relating to that meeting.

         The Company's bylaws require that in order to nominate persons to the Company's Board of Directors or to present a proposal for action by stockholders at an annual meeting of stockholders, a stockholder must provide advance written notice to the secretary of the Company, which notice must be delivered to or mailed and received at the Company's principal executive offices not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting of stockholders; provided that in the event that the date of the annual meeting to which such stockholder's notice relates is more than 30 days before or more than 60 days after such anniversary date, for notice by the stockholder to be timely it must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company. In the event that the number of Directors to be elected to the Board of Directors is increased and there is no public announcement by the Company naming all of the nominees for Director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to or mailed and received at the Company's principal executive offices not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company. The stockholder's notice must contain detailed information specified in the Company's bylaws. As to any proposal that a stockholder intends to present to stockholders without inclusion in the Company's proxy statement for the Company's 2004 annual meeting of the Company's stockholders, the proxies named in management's proxy for that meeting will be entitled to exercise their discretionary authority on that proposal by advising stockholders of such proposal and how they intend to exercise their discretion to vote on such matter, unless the stockholder making the proposal solicits proxies with respect to the proposal to the extent required by Rule 14a-4(c)(2) under the Exchange Act.


                                  OTHER MATTERS

         As of the date of this Proxy Statement, management knows of no matters to be brought before the meeting other than the matters referred to in this Proxy Statement.

                                 By order of the Board of Directors,


                                 Mary S. Muchoney
                                 Secretary
March 28, 2003

                                LITTELFUSE, INC.
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

[                                                                              ]

                                                  For  Withhold For All
1. Election of seven nominees to the Board of     All    All    Except  2. Approval and ratification of the    For  Against Abstain
   Directors to serve terms of one year or until  [ ]    [ ]      [ ]      Directors' appointment of Ernst &   [ ]    [ ]     [ ]
   their successors are elected. Howard B. Witt,                           Young LLP as the Company's
   John P. Driscoll, Anthony Grillo, Gordon Hunter,                        independent auditors for the fiscal
   Bruce A. Karsh, John E. Major and Ronald L.                             year ending January 3, 2004.
   Schubel


(INSTRUCTION:To withhold authority to vote for any individual nominee, strike a line though that nominee's name)

This Proxy is solicited by the Board of Directors of the Company.


                                                                        The Board of Directors unanimously recommends a vote "FOR"
                                                                        these proposals.

                                                                        Dated:                                               , 2003
                                                                               ----------------------------------------------

                                                                        Signature
                                                                                 --------------------------------------------------

                                                                        Signature
                                                                                 --------------------------------------------------

                                                                        Please sign exactly as name appears on stock certificate(s).
                                                                        Executors, administrators, trustees, guardians,
                                                                        attorneys-in-fact, etc., should give their full titles. If signer is a corporation, please give full corporate name
                                                                        and have a duly authorized officer sign, stating title. If a partnership, please sign in partnership name by authorized person. If a limited liability company, please sign in
                                                                        limited liability company name by authorized person.
                                                                        If stock is registered in two names, both should sign.

                                                                          Please vote, sign, date and return this proxy promptly.

--------------------------------------------------------------------------------
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


                                LITTELFUSE, INC.
                   PROXY CARD FOR ANNUAL MEETING ON MAY 2,2003

        The undersigned hereby appoints Philip G. Franklin and Mary S. Muchoney, jointly and severally, with full power of substitution, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the offices of the Company located at 800 East Northwest Highway, Des Plaines, Illinois, on Friday May 2, 2003, at 9:00 a.m. local time, and at any adjournment thereof, with all powers the undersigned would possess if personally present, as follows:

        THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO INSTRUCTIONS ARE GIVEN, IT WILL BE VOTED "FOR" ELECTION OF ALL NOMINEES AS DIRECTORS OF THE COMPANY,"FOR" APPROVAL AND RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS, AND IN THE DISCRETION OF THE NAMED PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR AN ADJOURNMENT THEREOF.




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